SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

Filed by the Registrant ☒

Filed by a party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary proxy statement.
☐	Definitive proxy statement.
☒	Definitive additional materials.
☐	Soliciting material under Rule 14a-12.
☐	Confidential, for use of the Commission only (as permitted by Rule 14a-6(e)(2)).

SELIGMAN NEW TECHNOLOGIES FUND II, INC.
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of filing fee (check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

IMPORTANT PRIORITY MAIL

Please take a moment of your

time and cast your vote.

September 4, 2007

Seligman New Technologies Fund II, Inc.

100 Park Avenue, New York, New York 10017

A Special Meeting of Stockholders will be held

Wednesday, September 19, 2007, 11:00 a.m., New York City Time

Dear Stockholder:

Our records indicate that we have not yet received a vote from you. We urge you to act promptly in order to allow us to obtain a sufficient number of votes and avoid the cost of additional solicitations and the possibility of an adjournment of the meeting.

YOUR VOTE IS IMPORTANT NO MATTER HOW MANY SHARES YOU OWN. In order for the Fund to liquidate, more than 50% of the outstanding shares must approve the proposal to liquidate and dissolve the Fund (Proposal 1). In order for your vote to be represented, we must receive your instructions in time for the meeting on Wednesday, September 19, 2007. We have retained a professional proxy solicitation firm, Georgeson Inc., to assist you with the voting process. If you have any questions regarding the meeting agenda or the voting process, please call Georgeson at 1-888-605-7582 or consult the proxy statement that was previously mailed to you.

For your convenience, please utilize one of the easy methods below to register your vote:

1.	BY INTERNET.

Visit the Internet website at www.proxyvote.com. Enter the CONTROL NUMBER shown on your voting instruction form and follow the instructions on your screen. You will incur only your usual Internet charges. This method is available until 11:59 p.m., New York City time, on September 18, 2007.

2.	BY TOUCH-TONE PHONE.

Dial the toll-free number found on your voting instruction form and follow the simple instructions. This method is available until 11:59 p.m., New York City time, on September 18, 2007.

3.	MAIL.

Simply return your executed proxy in the enclosed postage paid envelope.

Please try to utilize one of the above options to register your vote, so it may be received in time for the meeting. Thank you for your help.